                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to (S) 240.14a-11(c) or
                 (S) 240.14a-12

                               INTERMUNE PHARMACEUTICALS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

Notes:

                        INTERMUNE PHARMACEUTICALS, INC.
                         1710 GILBRETH ROAD, SUITE 301
                              BURLINGAME, CA 94010

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2001

TO THE STOCKHOLDERS OF INTERMUNE PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 8, 2001 at 10:00 a.m. local time at the Hyatt San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94101 for the following purposes:

        1. To elect two directors to serve for the ensuing three years or until their successors are elected.

        2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on Thursday, March 22, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Stephen N. Rosenfield

                                          Stephen N. Rosenfield
                                          Secretary

Burlingame, California
April 6, 2001

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                        INTERMUNE PHARMACEUTICALS, INC.
                         1710 GILBRETH ROAD, SUITE 301
                              BURLINGAME, CA 94010

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday May 8, 2001 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt San Francisco Airport, 1333 Bayshore Highway, Burlingame, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 6, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers, other employees of the Company or, at the Company's request, Chase Mellon Shareholder Services. No additional compensation will be paid to directors, officers or other employees for such services, but Chase Mellon Shareholder Services will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on Thursday, March 22, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 23,943,889 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1710 Gilbreth Road, Suite 301, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in the year 2002 must be received by the Company no later than December 8, 2001 in order to be included in the proxy statement and proxy relating to that annual meeting pursuant to Rule 14-a-8 of the Securities and Exchange Commission (the "SEC"). Unless a stockholder who wishes to bring a matter before the stockholders of the Company's annual meeting of stockholders to be held in the year 2002 notifies the Company of such matter no earlier than January 8, 2002 and prior to February 7, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of directors currently consists of seven directors, divided into the three following classes:

    - Class I directors, John L. Higgins and Wayne T. Hockmeyer, Ph.D., whose terms will expire at the Annual Meeting;

    - Class II directors, Edgar Engleman M.D., W. Scott Harkonen, M.D., and James I. Healy M.D., Ph.D., whose term will expire at the annual meeting of stockholders to be held in 2002; and

    - Class III directors, Jonathan S. Leff and Nicholas J. Simon, III, whose term will expire at the annual meeting of stockholders to be held in 2003.

    At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

    There are two nominees for the two Class I positions, Dr. Hockmeyer and Jay
P. Shepard. Each director to be elected will hold office until the third annual meeting of stockholders, following election and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Dr. Hockmeyer is currently a director of the Company, and Mr. Shepard is the Vice President of the Oncology Business Unit of ALZA Corporation.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

    The names of the nominees and certain information about them are set forth below:

                                                                 PRINCIPAL OCCUPATION/
NAME                                          AGE            POSITION HELD WITH THE COMPANY
----                                        --------   ------------------------------------------
Wayne T. Hockmeyer(1).....................     56      Chairman of the Board of MedImmune, Inc.
Jay P. Shepard............................     43      Vice President of the Oncology Business
                                                       Unit of ALZA

------------------------

(1) Member of the Audit Committee

    WAYNE T. HOCKMEYER, PH.D. Dr. Hockmeyer has served as a member of the Board since February 2000. Dr. Hockmeyer founded MedImmune, Inc., a biotechnology company, in April 1988, and served as its chief executive officer from
April 1988 until he relinquished his position in October 2000. He also served as chairman of its board of directors since May 1993. Dr. Hockmeyer is also a director of Digene Corporation, a biotechnology company: Aviron, a biopharmaceutical company; and GenVec, Inc., which are publicly held and
Advanced Pharma, Inc., a             company, which is privately held.
Dr. Hockmeyer holds a Ph.D. from the University of Florida.

    JAY P. SHEPARD. Mr. Shepard is the Vice President of the Oncology Business Unit of ALZA Corporation, a position he has held since December 1999.
Mr. Shepard was Vice President of Sales of ALZA from February 1998 to
December 1999. From July 1997 to February 1998, Mr. Shepard was Executive Director, Sales at ALZA, and from October 1995 to July 1997, Mr. Shepard was Director, Sales and Marketing at ALZA. Mr. Shepard joined ALZA in 1994 as Director of Marketing, a position he held until October 1995. Prior to joining ALZA, Mr. Shepard worked as Senior Product Manager at Syntex Laboratories in Palo Alto, California. He also was Product Manager for Ortho Pharmaceutical Corporation in New Jersey.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

    EDGAR ENGLEMAN, M.D. Dr. Engleman has served as a member of the Board since April 1999. Dr. Engleman joined BioAsia Investments, LLC in 1997 and is currently a general partner of BioAsia Investments, LLC. Dr. Engleman has served on the faculty of Stanford University Medical School since 1978 and is currently Professor of Pathology and Medicine. Dr. Engleman serves on the board of directors of several private companies and is a director of Insmed Pharmaceuticals, Inc., a publicly held biotechnology company. Dr. Engleman holds an M.D. from Columbia University School of Medicine.

    W. SCOTT HARKONEN, M.D. Dr. Harkonen founded InterMune in February 1998 and has served as a member of the Board since inception and is currently the Chairman of the Board. Dr. Harkonen has been our Chief Executive Officer and President since inception. From September 1995 to April 1999, Dr. Harkonen served as Senior Vice President of Product Development and, Operations at Connetics Corporation, a biopharmaceutical company. From March 1991 to
September 1995, Dr. Harkonen served as Vice President of Medical and Regulatory Affairs at Univax Biologics, a biopharmaceutical company. Dr. Harkonen holds an M.D. from the University of Minnesota and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

    JAMES I. HEALY, M.D., PH.D. Dr. Healy has served as a member of the Board since April 1999 and as the interim chairman of the Board from October 1999 through January 2000. Dr. Healy joined Sofinnova Ventures in June 2000 as a general partner and managing director. From January 1998 through March 2000, Dr. Healy was a partner at Sanderling Ventures. During 1997, Dr. Healy was supported by a Novartis Foundation bursary award and performed research at Brigham & Women's Hospital. From 1990 to 1997 he was employed by the Howard Hughes Medical Institute and Stanford University. Dr. Healy serves on the board of directors of several private companies. Dr. Healy holds an M.D. and a Ph.D. from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 MEETING

    JONATHAN S. LEFF. Mr. Leff has served as a member of the Board since January 2000. Mr. Leff joined E.M. Warburg, Pincus & Co., LLC in 1996 and is currently a managing director. Mr. Leff serves on the board of directors of Transkaryotic Therapies, Inc., and Visible Genetics, Inc., both of which are publicly held biotechnology companies, and is on the board of directors of several private companies. Mr. Leff holds an M.B.A. from Stanford University.

    NICHOLAS J. SIMON. Mr. Simon has served as a member of the Board since August 1999. Mr. Simon joined Genentech, Inc. in December 1989 and since 1994 served as Vice President of Business and Corporate Development. In April 2000, Mr. Simon resigned from Genentech and founded iO Pharmaceuticals, where he has been the Chief Executive Officer and a director since April 2000. Mr. Simon is also a director of Biostreet.com, a private company. Mr. Simon serves on the board of directors of several private companies. Mr. Simon holds an M.B.A. from Loyola College.

CHANGES IN BOARD OF DIRECTORS

    Mr. Higgins, who has served on the Board since April 1999, will serve on the Board until the expiration of his term at the Annual Meeting.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board held ten meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to financial controls, adequacy of staff, and management performance and procedures in connection with the annual audit and financial controls. During fiscal 2000, the Audit Committee, composed of Dr. Engleman and Messrs. Hockmeyer and Simon, held four meetings. Dr. Engleman served on the Audit Committee until he resigned in January 2001 and was succeeded by Dr. Healy. All members of the Company's Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the NASD listing standards. The Board has adopted a written Charter of the Audit Committee that is attached hereto as Appendix I.

    The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, stock option grants and stock awards to executive officers, employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, composed of Dr. Harkonen and Messrs. Leff and Simon, held one meeting during fiscal 2000.

    During the fiscal year ended December 31, 2000, the Board met ten times, including telephone conference meetings, and acted by unanimous written consent four times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

                                   PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since January 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $128,800.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for information technology consulting fees were $0.

    ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees (including fees for one public and one private offering) were $496,000.

    The Audit Committee of the Board has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001 by (i) each director,
(ii) each of the executive officers named in the Summary Compensation Table (i.e., the Named Executive Officers), (iii) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                BENEFICIAL OWNERSHIP(1)
                                              ------------------------------------------------------------
                                                                              SHARES ISSUABLE
                                                           SHARES SUBJECT      UNDER OPTIONS
                                                            TO RIGHT OF      EXERCISABLE WITHIN   PERCENT
                                               NUMBER     REPURCHASE AS OF       60 DAYS OF          OF
BENEFICIAL OWNER                              OF SHARES   MARCH 1, 2001(2)    MARCH 1, 2001(3)     TOTAL
----------------                              ---------   ----------------   ------------------   --------
Warburg, Pincus Equity Partners, L.P.(4)....  3,130,590             --                 --           13.1%
  466 Lexington Avenue
  New York, NY 10017
BioAsia Investments, LLC(5).................  1,544,353             --                 --            6.5%
  575 High Street, #201
  Palo Alto, CA 94301
Sanderling Ventures(6)......................  1,301,266             --                 --            5.4%
  2730 Sand Hill Road, Suite 200
  Menlo Park, CA 94025
W. Scott Harkonen...........................    644,472        310,500                 --            2.7%
Timothy P. Lynch............................    187,839        121,000                 --              *
Stephen N. Rosenfield.......................         --             --            140,000              *
Peter Van Vlasselaer........................    128,494        120,000                 --              *
J. Woodruff Emlen...........................     85,568         50,501             20,000              *
James E. Pennington(7)......................         --             --                 --              *
John J. Wulf(8).............................         --             --                 --              *
David A. Cory...............................         --             --            100,000              *
Christine W. Czarniecki.....................      1,150             --            105,000              *
Edgar Engleman(9)...........................  1,648,825          3,750             13,333            6.9%
James I. Healy..............................    111,278          3,750             13,333              *
John L. Higgins.............................     28,972          3,750             13,333              *
Wayne T. Hockmeyer..........................     40,000         20,000              1,667              *
Jonathon S. Leff(10)........................  3,130,590             --             42,500           13.2%
Nicholas J. Simon...........................     45,142          7,500              3,333              *
All executive officers and directors as a
  group (15 people)(11).....................  6,052,330        640,751            452,499           26.7%

------------------------

*   Less than one percent

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,909,654 shares outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC.

(2) The unvested portion of the shares of Common Stock is subject to a right of repurchase by the Company, at the original option exercise price, in the event the holder ceases to provide service to the Company. The option exercise prices range from $0.01 to $4.50 per share.

(3) Includes shares that are subject to early exercise (i.e., before vesting of options), and also includes the following shares that are not subject to early exercise: Dr. Engleman--3,333 shares; Dr. Healy--3,333 shares;
    Mr. Higgins--3,333 shares; Dr. Hockmeyer--1,667 shares; Mr. Leff--

    2,500 shares and Mr. Simon--3,333 shares. With respect to the shares that are subject to early exercise, the Company has a right to repurchase any unvested shares upon the employee's termination of employment or Board member's termination of service.

(4) Based upon a Schedule 13G filed with the SEC dated February 15, 2001. Includes 2,958,407 shares held by Warburg, Pincus Equity Partners, L.P., 93,918 shares held by Warburg, Pincus Netherlands Equity Partners I, C.V., 62,612 shares held by Warburg, Pincus Netherlands Equity Partners II, C.V., and 15,653 shares held by Warburg, Pincus Netherlands Equity Partners III, C.V. Warburg Pincus Equity Partners, L.P. and its three Dutch affiliates are referred to as the "WPEP Group." Warburg, Pincus & Co. ("WP") is the sole general partner of each of the four partnerships in the WPEP Group. WP is managed by E.M. Warburg, Pincus & Co. LLC "EMWP."

(5) Based upon a Schedule 13G filed on February 13, 2001. Includes 1,035,801 shares held by Biotechnology Development Fund, L.P., 58,140 shares held by Biotechnology Development Fund II, L.P. and 450,412 shares held by Biotechnology Development Fund III, L.P. Dr. Engleman is a managing member of BioAsia Investments, LLC. BioAsia Investments, LLC is a general partner of Biotechnology Development Fund, L.P., Biotechnology Development Fund II, L.P., Biotechnology Development Fund III, L.P.

(6) Includes 705,759 shares held by Sanderling Venture Partners IV, L.P., 352,810 shares held by Sanderling IV Biomedical, L.P., 107,335 held by Sanderling IV Biomedical Co-Investment Fund, L.P., 16,758 shares held by Sanderling Feri Trust Venture Partners IV, L.P., 64,938 shares held by Sanderling IV Limited, L.P. and 53,666 shares held by Sanderling IV Co-Investment Fund, L.P.

(7) Does not include options to purchase 150,000 shares of Common Stock granted in January 2001 at an exercise price of $34.50 per share subject to four-year vesting, with a one-year cliff, granted in connection with Dr. Pennington's initial employment with the Company.

(8) Does not include options to purchase 120,000 shares of Common Stock granted in June 2000 at an exercise price of $28.00 per share subject to four-year vesting, with a one-year cliff, granted in connection with Mr. Wulf's initial employment with the Company.

(9) Based upon a Schedule 13G filed on February 13, 2001. Includes 1,035,801 shares held by Biotechnology Development Fund, L.P., 58,140 shares held by Biotechnology Development Fund II, L.P. and 450,412 shares held by Biotechnology Development Fund III, L.P. Dr. Engleman is a managing member of BioAsia Investments, LLC. BioAsia Investments, LLC is a general partner of Biotechnology Development Fund, L.P., Biotechnology Development Fund II, L.P., Biotechnology Development Fund III, L.P. Dr. Engleman disclaims beneficial ownership of these shares, except to the extent of his proportionate partnership interest in these shares.

(10) Based upon a Schedule 13G filed with the SEC dated February 15, 2001. Includes 2,958,407 shares held by Warburg, Pincus Equity Partners, L.P., 93,918 shares held by Warburg, Pincus Netherlands Equity Partners I, C.V., 62,612 shares held by Warburg, Pincus Netherlands Equity Partners II, C.V., and 15,653 shares held by Warburg, Pincus Netherlands Equity Partners III, C.V. Warburg Pincus Equity Partners, L.P. and its three Dutch affiliates are referred to as the "WPEP Group." Warburg, Pincus & Co. ("WP") is the sole general partner of each of the four partnerships in the WPEP Group. WP is managed by E.M. Warburg, Pincus & Co. LLC "EMWP." Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the WPEP Group. All shares indicated as owned by Mr. Leff are included because of his affiliation with the Warburg Pincus entities. Mr. Leff disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.

(11) Includes 452,499 shares that the executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows: that (a) all initial Form 3 filings for all officers, directors and greater than 10% beneficial owners of the Company were inadvertently filed late; (b) one report on Form 3 was inadvertently filed late by Mr. John Wulf; and (c) one report on Form 4 covering a transaction was inadvertently filed late by Dr. Harkonen.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors who are neither employees of nor consultants to the Company ("non-employee directors") receive an annual directors' fee of $15,000, paid on a quarterly basis. In accordance with Company policy, directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings. An aggregate of $165,625 was paid to Dr. Engleman, Dr. Healy, Mr. Higgins, Dr. Hockmeyer, Mr. Leff and Mr. Simon for services as directors of the Company during 2000.

    In January 2000, the Board adopted, and the stockholders subsequently approved, the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each non-employee director of the Company is automatically granted a non-qualified option to purchase 30,000 shares of Common Stock on the date of such non-employee director's election to the Board and an annual grant of a non-qualified option to purchase 10,000 shares of Common Stock. As long as the non-employee director continues to serve with us or with an affiliate of ours (whether in the capacity of a director, consultant, or an employee) each option granted under the directors' plan to such person will vest commencing one month after the date of its grant, at the rate of 1/36th of the total number of shares for 30,000 share grants, and 1/12th of the total number of shares for 10,000 share grants, until fully vested, and will remain exercisable throughout its term. The exercise price of such options granted under the Director's Plan is 100% of the fair market value of the Common Stock on the date of the grant. During 2000, options to purchase 60,000 shares were granted under the 30,000 share grant provision, and options to purchase 60,000 shares were granted under the 10,000 share grant provision under the Directors' Plan to non-employee directors for services rendered as directors of the Company during 2000.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows, for the fiscal years ended December 31, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated officers (the "Named Executive Officers") at December 31, 2000.

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                  ANNUAL          -------------
                                                               COMPENSATION       NO. OF SHARES
NAME AND                                                    -------------------    UNDERLYING      OTHER ANNUAL
PRINCIPAL POSITION                                 YEAR      SALARY     BONUS        OPTIONS      COMPENSATION(1)
------------------                               --------   --------   --------   -------------   ---------------
W. Scott Harkonen, M.D.........................
  Chairman of the Board, President and Chief       2000     $253,237   $50,000             --         $ 2,915
    Executive Officer                              1999     $169,998   $10,000             --         $   749
Timothy P. Lynch...............................
  Vice President Finance and Administration and    2000     $160,000   $ 5,000             --         $   270
    Chief Financial Officer                        1999     $ 26,667        --        180,000         $10,000
Stephen N. Rosenfield..........................
  Senior Vice President of Legal Affairs,          2000     $170,176        --        140,000         $50,787
    General Counsel and Secretary                  1999           --        --             --              --
Peter Van Vlasselaer, Ph.D.....................
  Senior Vice President of Technical Operations    2000     $165,000   $ 3,500             --         $   350
                                                   1999     $ 21,240        --        160,000         $10,000
J. Woodruff Emlen, M.D.........................
  Vice President of Scientific Affairs             2000     $186,248   $15,000         20,000         $ 1,626
                                                   1999     $155,294   $ 4,000         90,000         $   768

------------------------

(1) Includes term-life insurance premiums paid by us on behalf of these named executive officers, excess long-term disability and signing bonuses.

STOCK OPTION GRANTS AND EXERCISES

    The Company has granted stock options to its executive officers, employees and consultants under its 1999 Equity Incentive Plan (the "1999 Plan") and its 2000 Equity Incentive Plan (the "2000 Plan"). As of March 22, 2001, options to purchase 701,708 shares were outstanding under the 1999 Plan, and no shares remained available for future grants, as the 1999 Plan was superseded by the 2000 Plan. As of March 22, 2001, options to purchase 1,368,500 shares were outstanding under the 2000 Plan, and 1,708,439 shares remained available for future grants.

    The following tables show, for the fiscal year ended December 31, 2000, certain information regarding all options granted to, exercised by, and held at year end by, the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth summary information regarding the option grants made to each of our Named Executive Officers during 2000.

                                                        INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE VALUE
                                        -------------------------------------------------               AT
                                                      PERCENTAGE                             ASSUMED ANNUAL RATES OF
                                                       OF TOTAL                                       STOCK
                                        NUMBER OF      OPTIONS                               APPRECIATION FOR OPTION
                                        SECURITIES    GRANTED TO    EXERCISE                         TERM(3)
                                        UNDERLYING   EMPLOYEES IN   OR BASE                 --------------------------
                                         OPTIONS     FISCAL YEAR     PRICE     EXPIRATION
NAME                                    GRANTED(1)     2000(2)       ($/SH)       DATE          5%            10%
----                                    ----------   ------------   --------   ----------   -----------   ------------
W. Scott Harkonen, M.D................        --           --           --           --             --             --
Timothy P. Lynch......................        --           --           --           --             --             --
Stephen N. Rosenfield.................   140,000         10.2%       $4.50       3/6/10     $9,546,519    $15,574,406
Peter Van Vlasselaer, Ph.D............        --           --           --           --             --             --
J. Woodruff Emlen, M.D................    20,000          1.5%       $4.50       2/8/10     $1,363,788    $ 2,224,915

------------------------

(1) Reflects options granted in 2000 to the Named Executive Officers under the 1999 Plan. The 1999 Plan also contains provisions for the Board, among other things, to reprice options and to accelerate vesting of options in the event of a change in control of the Company.

(2) Based on options to purchase 1,370,500 shares of Common Stock granted to employees, including executive officers, in the fiscal year ended December 31, 2000.

(3) Options granted to purchase shares of our Common Stock under our 1999 Plan are generally immediately exercisable by optionees but are subject to a right of repurchase pursuant to the vesting schedule of each specific grant. For the 1999 Plan, the repurchase option generally lapses over a five-year period with 20% lapsing after the first year and 1.667% lapsing monthly thereafter. If a purchaser ceases to provide service to us or our affiliates, we have the right to repurchase any of that person's unvested shares of Common Stock at the original option exercise price.

                          AGGREGATED OPTION EXERCISES
             IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 2000 and unexercised options held as of the end of fiscal year 2000.

                                                                                            VALUE OF UNEXERCISED
                                                                                                IN-THE-MONEY
                                                                    NUMBER OF SECURITIES         OPTIONS(2)
                                                                   UNDERLYING UNEXERCISED   --------------------
                                         SHARES                           OPTIONS
                                       ACQUIRED ON      VALUE      ----------------------       EXERCISABLE/
NAME                                    EXERCISE     REALIZED(1)      VESTED/UNVESTED         UNEXERCISABLE(3)
----                                   -----------   -----------   ----------------------   --------------------
W. Scott Harkonen, M.D...............         --             --                     --                     --
Timothy P. Lynch.....................         --             --                     --                     --
Stephen N. Rosenfield................         --             --              0/140,000         $  5,617,500/0
Peter Van Vlasselaer, Ph.D...........    160,000     $        0                     --                     --
J. Woodruff Emlen, M.D...............     90,000     $        0               0/20,000         $    802,500/0

------------------------

(1) Fair market value of the Common Stock on the date of exercise (January 5, 2000) less the exercise price and multiplied by the number of shares exercise.

(2) Fair market value of the Common Stock on December 31, 2000 ($44.625, based on the closing price as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares exercisable.

(3) All options are subject to early exercise (i.e., before vesting), provided that the Company has a right to repurchase unvested shares upon the employee's termination of employment.

KEY EMPLOYEE CHANGE OF CONTROL AGREEMENTS

    The Company has entered into change of control agreements with Mr. Cory, Dr. Czarniecki, Dr. Emlen, Dr. Harkonen, Mr. Lynch, Dr. Pennington,
Mr. Rosenfield, Dr. Van Vlasselaer and Mr. Wulf that provide for accelerated vesting of each officer's unvested stock upon a change of control and either a termination of the officer's employment by the acquirer or a material change in the officer's compensation, duties, responsibilities, or working conditions. The accelerated vesting of the unvested stock for Dr. Harkonen, Mr. Lynch, Dr. Pennington, Mr. Rosenfield and Mr. Wulf will be 100% of their unvested shares, and for Mr. Cory, Dr. Czarniecki, Dr. Emlen and Dr. Van Vlasselaer, the accelerated vesting will be 50% of their unvested shares.

                       COMPENSATION COMMITTEE REPORT (1)

    The Compensation Committee (the "Committee") consists of W. Scott Harkonen, Jonathan S. Leff and Nicholas J. Simon III, of which only Dr. Harkonen is an employee of or a consultant to the Company. The Committee is responsible for setting the Company's policies regarding compensation for all employees and executive officers and for administering the Company's 1999 Equity Incentive Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. In particular, the Committee evaluates the performance of the Company's management and determines the compensation of executive officers.

COMPENSATION PHILOSOPHY

    The Company's executive compensation philosophy, including as applied to the CEO, is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

    - competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight to Northern California companies of comparable size;

    - annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

    - equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits which it achieves for the Company's stockholders.

    Total compensation for the Company's executive officers includes a base salary component and may include two other components: annual incentives and long-term incentives. Annual incentive compensation may consist of cash incentive bonuses or equity components, each based on satisfying corporate goals established for the year by the Board of Directors as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive long-term incentive compensation in the form of grants of options to purchase shares of the Company's Common Stock, with exercise prices set at fair market value on the date of grant.

    In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. In addition to traditional measures of performance, in determining the compensation of the Company's executives, the Committee looks to other indicia of performance, such as the progress of the Company's research and development programs, regulatory developments and corporate development activities, as well as the Company's success in securing capital sufficient to assist the Company in completing product development and increasing product revenues.

    As a result, in many instances these qualitative factors necessarily involve a subjective assessment by the Committee of corporate performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates both corporate and individual performance against that mix. In addition, total compensation paid by the Company to its executive officers is designed to be and is in the middle of the range comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee reviews both independent survey data as well as data gathered internally.

    In June 2000, the Committee met to consider Dr. Harkonen's base compensation and increased it from $225,000 to $275,000.

    The Company has used the grant of stock options under its stock option plans to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. Based on these factors, in 2000, the Committee did not grant to any executive officers any additional options or stock in addition to what they had received pursuant to their first date of employment, except for a grant in February 2000 to Dr. Emlen. That option was for the purchase of an aggregate of 20,000 shares of the Company's Common Stock, at an exercise price of $4.50 per share, the fair market value on the date of the grant, which vests over five years from the date of the grant, with a one-year cliff. The Committee considered the number of shares and options already received by each executive in deciding to make this the sole grant to the Company's officers.

    In February and March 2001, the Committee met to consider the cash and stock option bonus compensation of the Company's executive officers for fiscal 2000 and their salaries for 2001. The Committee considered a variety of factors, including both individual and corporate factors, in evaluating the performance of the Company's executive officers. The Committee reviewed publicly available information, gathered informally, pertaining to compensation of executive officers in the biopharmaceutical industry. The Committee also determined that almost all of the Company's 2000 corporate objectives had been fully satisfied. As a result, based on corporate and individual performance, in March 2001, the Committee recommended that Dr. Harkonen receive a cash bonus of $140,000 and an option to purchase an aggregate of 120,000 shares of the Company's Common Stock. The Committee recommended that the other executive officers of the Company receive cash bonuses of 18% to 28% of such officer's eligible 2000 compensation and that each receive an option to purchase an aggregate of 30,000 shares of the Company's Common Stock. All of the aforementioned stock option grants have an exercise price of $25.00, the fair market value on the date of the grant, and began vesting for four years on January 1, 2001, with a one-year cliff.

    For 2001, the Committee recommended that the base compensation of Dr. Harkonen should increase from $275,000 to $300,000 and of the other executive officers should increase 5% to 13% above their 2000 levels. The Board ratified and approved all of the Committee's recommendations.

    The Committee has not adopted a policy with respect to the application of
Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of certain executive officers. However, pursuant to Section 162(m), compensation from options granted under the 2000 Equity Incentive Plan at no less than 100% of fair market value may be excluded from the Section 162(m) limitations.

W. Scott Harkonen, M.D.          Jonathan S. Leff         Nicholas J. Simon, III

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           AUDIT COMMITTEE REPORT(1)

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and those matters required to be discussed by SAS 61.

    In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters and disclosures received in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, including without limitation Standard No. 1, and has considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000, which were attended by all members, except that Mr. Simon did not attend one meeting. The Committee also met privately with the independent auditors three times.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the U.S. Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

    In February 2001, the Board amended the Charter of the Audit Committee by unanimous written consent. A copy of the written Charter is attached hereto as Appendix I. Pursuant to the Charter of the Audit Committee, the Committee is comprised of a minimum of three (3) members of the Board, all of whom are independent directors, in accordance with any applicable Nasdaq or SEC rules or standards, including without limitation those concerning independence and financial literacy. Dr. Hockmeyer and Mr. Simon have financial management or accounting expertise. The members of the Committee are appointed by and serve at the discretion of the Board. Dr. Engleman served on the Committee until he resigned in January 2001 and was succeeded by Dr. Healy.

James I. Healy, M.D., Ph.D.   Wayne T. Hockmeyer, Ph.D.   Nicholas J. Simon, III

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

    The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from March 24, 2000, the date of the Company's initial public offering, through December 31, 2000 compared with the AMEX Biotech Index and the Nasdaq Total Market Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of biopharmaceutical stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

             COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

                          AMEX        NASDAQ
                        BIOTECH        TOTAL
           INTERMUNE     INDEX        MARKET
           ---------   ----------   -----------
 3/24/00      100         100           100
 6/30/00      207         118            80
 9/30/00      271         141            74
12/31/00      223         116            50

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

InterMune PharmaceutNASDAQ Total MarketAMEX Biotech Index
3/24/00 100 100 100
6/30/00 207 80 118
9/30/00 271 74 141
12/31/0 223 50 116

------------------------

(1) THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

(2) THE TOTAL RETURN ON INVESTMENT (CHANGE IN STOCK PRICE PLUS REINVESTED DIVIDENDS) FOR THE COMPANY, THE AMEX BIOTECH INDEX AND THE NASDAQ TOTAL MARKET INDEX, ARE BASED ON MARCH 24, 2000 = 100. THE AMEX BIOTECH AND NASDAQ TOTAL MARKET INDICES ARE CALCULATED USING AN EQUAL-DOLLAR WEIGHTING METHODOLOGY.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    The following executive officers, directors or holders of more than five percent (on the date of their purchase) of our voting securities purchased securities in the amounts as of the dates shown below. All shares of Series B preferred stock were converted to Common Stock on the closing of the Company's initial public offering.

                                                                        COMMON      SERIES B
                                                                         STOCK   PREFERRED STOCK
                                                              ----------------   ---------------
DIRECTORS AND EXECUTIVE OFFICERS
W. Scott Harkonen...........................................                --          4,472
Timothy P. Lynch............................................             3,367          4,472
Peter Van Vlassalaer........................................           160,494             --
J. Woodruff Emlen...........................................            91,096          4,472
Christine Czarniecki........................................             1,150             --
Edgar Engleman(1)...........................................           100,000          4,472
James I. Healy(2)...........................................           100,000          4,472
John L. Higgins(3)..........................................            32,000          4,472
Nicholas J. Simon...........................................            40,000          4,472

5% STOCKHOLDERS ON THE DATE OF PURCHASE
Entities affiliated with BioAsia Investments, LLC(1)........                --        201,253
Connetics Corporation(3)....................................                --         89,445
Entities affiliated with Sanderling Ventures(2).............                --        313,060
Entities affiliated with Sofinnova Ventures(2)..............                --        183,363
Entities affiliated with Warburg, Pincus Equity
  Partners, L.P.(4).........................................                --      3,130,590
Price Per Share.............................................  $0.125 to $20.00      $    5.59
Date(s) of Purchase.........................................     1/00 to 12/00           1/00

------------------------

(1) Edgar Engleman, a director, is a managing member of BioAsia Investments, LLC.

(2) James I. Healy, a director, is a former partner of Sanderling Ventures and a current general partner and managing director of Sofinnova Ventures.

(3) John L. Higgins, a director, is the chief financial officer of Connetics Corporation.

(4) Jonathan S. Leff, a director, is a general partner of E.M. Warburg, Pincus & Co. LLC.

    AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT. The Company has entered into an agreement with certain stockholders, including Connetics Corporation and entities affiliated with Sanderling Ventures, BioAsia Investments,
E.M. Warburg, Pincus or Sofinnova Ventures, under which these stockholders have registration rights with respect to their shares of Common Stock. These stockholders are entitled to require the Company to register the sales of their shares under the Securities Act of 1933 until March 23, 2005, under the terms of an agreement between the Company and the holders of these securities. Subject to limitations specified in the agreement, these registration rights include the following:

    - right to two demand registrations that holders may exercise no sooner than 180 days after our initial public offering, which require us to register sales of a holder's shares, subject to the discretion of the Board to delay the registration not more than twice in any 12-month period;

    - right to an unlimited number of piggyback registrations that require us to register sales of a holder's shares when we undertake a public offering, subject to the discretion of the managing underwriter of the offering to decrease the amount that holders may register to not less than thirty percent (30%) of the total offering; and

    - rights to an unlimited number of sales of shares on Form S-3, a short form of registration statement permitted to be used by some companies, which holders may exercise if they request registration of the sale of more than $1,000,000 of Common Stock provided that Form S-3 is available for such offering and subject to the discretion of the Board to delay the registration not more than twice in any 12-month period.

    The Company will bear all registration expenses if these registration rights are exercised, other than underwriting discounts and commissions. These registration rights terminate as to a holder's shares when that holder may sell those shares under Rule 144(k) of the Securities Act, which for most parties means two years after the acquisition of the shares from the Company or when a holder owning less than one percent of the Company's outstanding Common Stock may sell such holder's shares under Rule 144 during any 90-day period.

    AGREEMENTS WITH CONNETICS CORPORATION. Since April 1999, the Company has entered into the following six agreements with Connetics:

    - Amended and Restated Service Agreement, dated April 7, 1999;

    - Amended and Restated Exclusive Sublicense Agreement, dated April 27, 1999;

    - Collaboration Agreement, dated April 27, 1999;

    - Transition Agreement, dated April 27, 1999;

    - Assignment and Option Agreement, dated June 23, 2000; and

    - Revenue Adjustment Agreement, dated June 27, 2000.

    Under the Assignment and Option Agreement, Connetics assigned to the Company its license from Genentech, Inc. for the commercialization of ACTIMMUNE-REGISTERED TRADEMARK- in the United States, Canada and Japan. Prior to the Assignment and Option Agreement, the Company had sublicensed these commercialization rights under the Genentech license from Connetics under the Amended and Restated Exclusive Sublicense Agreement, which has been terminated.

    In June 2000, the Company entered into the Revenue Adjustment Agreement to purchase all rights to ACTIMMUNE revenues under the baseline that had previously been recorded by Connetics, as established by the Transition Agreement. Beginning with the three-month period ended June 30, 2000, all ACTIMMUNE revenues and related expenses that had been previously transacted for Connetics are now recorded by the Company. These sales, costs of sales and amounts receivable are on a net basis. The Revenue Adjustment Agreement terminated the Transition Agreement, Collaboration Agreement and Section 5.2 of the Assignment and Option Agreement with Connetics.

    Under the Amended and Restated Service Agreement, which is now terminated, Connetics provided to us, for a fee, information services, payroll, facilities, human resources, accounting, employee benefits and administration services. The Company has discontinued all services under the Amended and Restated Service Agreement, which has been terminated.

    Under the Collaboration Agreement, which is now terminated, the Company made cash payments to Connetics of approximately $500,000, committed to pay Connetics an additional $500,000 in 2001 and committed to issue shares of Series B preferred stock to Connetics, which shares were issued. Under the Transition Agreement, which has been terminated, Connetics booked the net sales for ACTIMMUNE, up to a baseline amount through December 2001 less associated cost of goods sold and marketing expenses. After December 31, 2001, the net sales for ACTIMMUNE were to fully revert to the Company. We were obligated to pay to Connetics gross margins on sales of ACTIMMUNE for chronic granulomatous disease below the baseline units until December 31, 2001.

    INDEBTEDNESS OF MANAGEMENT. In connection with Dr. Harkonen's employment transition from Connetics to the Company, the Company assumed an outstanding loan of $100,000 made by Connetics to Dr. Harkonen pursuant to a secured loan agreement and promissory note dated September 19, 1997.

The interest rate on the promissory note was 7.5% per annum. On October 31, 2000, Dr. Harkonen fully paid the outstanding principal and accrued interest, and the note was cancelled.

    STOCK OPTIONS. Stock option grants to the Company's Named Executive Officers and directors are described in this Proxy under the section "Executive Compensation."

    EXECUTIVE EMPLOYMENT AGREEMENTS. In April 1999, the Company entered into an executive employment agreement with Dr. Harkonen, the Company's Chief Executive Officer and President. This agreement was amended in June 2000, with respect to increasing Dr. Harkonen's salary to $275,000. In October, November and
December 1999, the Company entered into employment offer letters with Dr. Van Vlassalaer, the Company's Senior Vice President of Technical Operations;
Mr. Lynch, the Company's Chief Financial Officer and Vice President of Finance and Administration; and Dr. Czarniecki, the Company's Vice President of Regulatory Affairs. In February and March of 2000, the Company entered into employment offer letters with Mr. Cory, the Company's Vice President of Sales and Marketing and Mr. Rosenfield, the Company's Senior Vice President of Legal Affairs, General Counsel and Secretary. In June 2000, the Company entered into an employment offer letter with Mr. Wulf, the Company's Senior Vice President of Corporate Development. In January 2001, the Company entered into an employment offer letter with Dr. Pennington, the Company's Executive Vice President of Medical and Scientific Affairs. The Company has also entered into change of control agreements with all of these executive officers. See "Executive Compensation--Key Employee Change of Control Agreements."

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Stephen N. Rosenfield

                                          Stephen N. Rosenfield
                                          Secretary

April 6, 2001

    A copy of the Company's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Investor Relations, InterMune Pharmaceuticals, Inc., 1710 Gilbreth Road, Suite 301, CA 94010. A copy of the report can also be viewed by visiting the Company's Web site, http://www.intermune.com.

                                   APPENDIX I

                        INTERMUNE PHARMACEUTICALS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       (AMENDED AS OF FEBRUARY 14, 2001)

PURPOSE AND SCOPE OF RESPONSIBILITIES:

    The purpose of the AUDIT COMMITTEE (the "Committee") of the Board of Directors (the "Board") of INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company; to provide the Board with the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to nominate and engage independent auditors; and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

COMPOSITION:

    The Committee shall be comprised of a minimum of three (3) members of the Board, all of whom shall be independent directors, in accordance with any applicable Nasdaq or SEC rules or standards, including without limitation those concerning independence and financial literacy. One member must have financial management or accounting expertise. The members of the Committee and its Chairperson, if any, will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

    The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

    1. To recommend annually to the Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

    2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate, including the auditors' accountability to the Board and the Committee.

    3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

    4. To review with management and the independent auditors, upon completion of their audit, financial results for each quarter and year, as reported in the Company's financial statements and/or other disclosures.

    5. To assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner, and to ensure that they understand their independence from management and that they are accountable to the Committee and the Board as representatives of the Company's stockholders.

    6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

    8. To review and approve all professional services provided to the Company by the independent auditors and consider the possible effect of such services on the independence of such auditors.

    9. To ensure receipt of the written disclosures and any letters from the independent auditors required by Independence Standards Board No. 1 and discuss with the independent auditors: (a) their independence, (b) those matters required to be discussed by SAS 61 and (c) the taking of (or recommending that the Board take) appropriate action in response to the independent auditors' communications.

    10. To consult with the independent auditors and discuss with Company's management the scope and quality of internal accounting and financial reporting controls in effect.

    11. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

    12. To oversee the independence of the independent auditors through the receipt of a formal written statement delineating all relationships between the auditors and the Company and active dialogue with the auditors.

    13. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS:

    The Committee shall hold at least four (4) regular meetings per year (and additional meetings as the Chairperson or Committee deem appropriate) and shall hold at least two (2) private meetings per year with the independent auditors. The Company's Chief Executive Officer, Chief Financial Officer, Controller and General Counsel may attend any meeting of the Committee, except for the private meetings and any portions of meetings where his, her or their presence would be inappropriate, as determined by the Committee or Chairperson, if any.

MINUTES AND REPORTING TO THE BOARD:

    Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson, or the Committee, shall report to the Board from time to time, or whenever so requested by the Board.

REPORT FOR PROXY STATEMENT:

    The Committee shall submit to the Company's management an Audit Committee Report for inclusion in the Company's proxy statements. In the report, the Committee shall state whether:

    - The Committee has reviewed and discussed the audited financial statements with the Company's management;

    - The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61;

    - The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence; and

    - Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-K for filing with the SEC.

The Committee's report shall also state:

    - The composition and qualifications of the Committee repeated as set forth in the charter; and

    - The number of actual Committee meetings held during the prior year and the number of private Committee sessions that were held without the Company's management present.

                                      PROXY

                         INTERMUNE PHARMACEUTICALS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2001

         The undersigned hereby appoints W. Scott Harkonen M.D. and Stephen N. Rosenfield, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of INTERMUNE PHARMACEUTICALS, INC. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of InterMune Pharmaceuticals, Inc. to be held at the Hyatt San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94101 on Tuesday, May 8, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE


The Board of Directors recommends a vote FOR the two nominees for director listed below.

PROPOSAL 1:
To elect two directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:  Wayne T. Hockmeyer
           Jay P. Shepard

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Proposal 2 and FOR Proposal 3.



PROPOSAL 2:
To ratify the selection of Ernst & Young LLP as independent auditors of      For    Against   Abstain
the Company for its fiscal year ending December 31, 2001.                    ___      ___       ___



Date  __________________, 2001     Signature(s)     ____________________________
                                   Printed Name(s)  ____________________________
                                   Title  ______________________________________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.